Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

September 12, 2013

Whiting Petroleum Corporation

1700 Broadway, Suite 2300

Denver, CO 80290

Ladies and Gentlemen:

We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-183729) (the “Registration Statement”), including the prospectus constituting a part thereof, dated September 5, 2012, and the prospectus supplement, dated September 9, 2013 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $1,100,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2019 (the “2019 Notes”) and $800,000,000 aggregate principal amount of the Company’s 5.750% Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Notes are fully and unconditionally guaranteed (the “Guarantee” and, together with the Notes, the “Securities”) by Whiting Oil and Gas Corporation (the “Guarantor”) and have been issued under an Indenture (the “Base Indenture”), dated as of September 12, 2013, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of September 12, 2013, among the Company, the Guarantor and the Trustee, and the Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), dated as of September 12, 2013, among the Company, the Guarantor and the Trustee, which establish and set forth certain terms and conditions of the Securities.

As counsel to the Company in connection with the issuance and sale of the Notes, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture; (iii) the Notes and the Guarantee; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Whiting Petroleum Corporation

September 12, 2013

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Notes have been duly authenticated in accordance with the Indenture.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Notes, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Guarantee, when delivered by the Company in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will be legally issued and valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.

The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of New York, the provisions of the Delaware General Corporation Law and the federal laws of the United States of America. We are not qualified to practice law in the State of Delaware. This opinion is limited to the effect of the current laws of the State of New York, the provisions of the Delaware General Corporation Law and the federal laws of the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or the facts as they currently exist.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP